UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2020

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.125% Cumulative Preferred Stock Series A	BDXA	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.174% Notes due June 4, 2021	BDX/21	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2020, Becton, Dickinson and Company, a New Jersey corporation (“BD”), entered into a 364-Day Term Loan Agreement (the “Term Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders named in the Term Loan Agreement.

The Term Loan Agreement provides BD with a $1.4 billion senior unsecured term loan facility (the “Term Loan Facility”) with a maturity of 364 days after the effectiveness of the Term Loan Agreement. Borrowings under the Term Loan Facility will be used for working capital and other general corporate purposes. Interest rates on borrowings under the Term Loan Facility are based on either the prevailing LIBOR rates or a base rate adjusted by the applicable margin. BD may reduce the commitments under the Term Loan Facility and may terminate or permanently prepay loans under the Term Loan Facility in whole or in part at any time, without premium or penalty, upon notice to the administrative agent and subject to the conditions specified in the Term Loan Agreement. Amounts repaid under the Term Loan Agreement cannot be reborrowed. BD has borrowed $1.4 billion principal amount of term loans under the Term Loan Facility as of the date of this Current Report.

The Term Loan Agreement contains customary representations and warranties and affirmative and negative covenants, including financial covenants that require BD to maintain: (A) an interest expense coverage ratio of not less than 4-to-1 as of the last day of any fiscal quarter and (B) a leverage ratio as of the last day of any fiscal quarter of not greater than (i) 5.25-to-1 from the effectiveness of the Term Loan Agreement until and including March 31, 2020, and (ii) 4.5-to-1 thereafter. The Term Loan Agreement also contains customary events of default (including non-payment of principal or interest and breaches of covenants). If any event of default occurs and is not cured within the applicable grace period, the outstanding loans under the Term Loan Facility may be accelerated by lenders holding a majority of the loans under the Term Loan Agreement.

Certain of the lenders under the Term Loan Agreement and their related entities have provided, and may in the future provide, commercial and investment banking or other financial services to BD and its businesses for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Term Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
10.1	364-Day Term Loan Agreement, dated as of March 20, 2020, among Becton, Dickinson and Company, the banks named therein and Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

	By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: March 20, 2020